Exhibit 10.1

EMPLOYMENT AGREEMENT EXTENSION

     This EMPLOYMENT AGREEMENT EXTENSION is entered to this 1st day of March, 2010, to be effective as of April 1, 2010 by and between ASPEN EXPLORATION CORPORATION, a public Delaware corporation, Suite 208, 2050 S. Oneida Street, Denver, CO 80224, (303) 639-9860 (“ASPEN”), and R. V. BAILEY, P.O. Box 1420 (current office is located at 515 Jerry St. but no mail is delivered to this address), Castle Rock, CO 80104, (303) 660-0966 (“BAILEY”), sometimes collectively referred to as the “Parties.”

WITNESSETH

     WHEREAS, ASPEN entered into an employment agreement with BAILEY effective as of January 1, 2009 which agreement was extended and, as extended will expire March 31, 2010 unless extended; and

     WHEREAS, ASPEN wishes to extend the existing Employment Agreement through June 30, 2010.

     NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed that the employment agreement with BAILEY effective as of January 1, 2009 be and hereby is amended, effective as of April 1, 2010, so that:

A.      Paragraph 1 (“EMPLOYMENT”) reads as follows:

1. EMPLOYMENT: Effective as of April 1, 2010 ASPEN hereby continues to employ BAILEY, and BAILEY hereby agrees to continue to be employed by ASPEN in the capacity of Chief Executive Officer in accordance with the terms of this Agreement. BAILEY and ASPEN hereby agree that BAILEY shall be employed by ASPEN for a period from January 1, 2009 through June 30, 2010 (the “EMPLOYMENT PERIOD”) unless such employment is terminated at an earlier date as described in Section 6 of the existing Employment Agreement.

B.      Paragraph 4(b) (“LOCATION”) reads as follows:

(b)      As provided in prior amendments, BAILEY has purchased office equipment (including computer equipment and accessories) that ASPEN owned, which equipment is located at BAILEY’S office in Castle Rock, Colorado. BAILEY will continue to use such equipment in his work for ASPEN hereunder without further charge to ASPEN.

C.      Except as specifically amended hereby the existing Employment Agreement remains in full force and effect.

Employment Agreement R. V. BAILEY	Page 1

     IN WITNESS WHEREOF, the Board of Directors of ASPEN has approved this Agreement by resolutions dated March 1, 2010, and the Parties have executed this Agreement to be effective as of the first day of April 2010.

ASPEN EXPLORATION CORPORATION

By: _/s/ Kevan Hensman__________________ Kevan Hensman, Chief Financial Officer Date: March 1, 2010

EMPLOYEE

By: _/s/ R.V. Bailey______________________ R. V. Bailey, Employee Date: March 5, 2010

Employment Agreement R. V. BAILEY	Page 2